SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ PreliminaryProxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

NATUS MEDICAL INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 14, 2003

9:00 a.m.

TO OUR STOCKHOLDERS:

The 2003 Annual Meeting of Stockholders of Natus Medical Incorporated will be held on, Wednesday, May 14, 2003, at 9:00 a.m. local time at our headquarters, located at 1501 Industrial Road, San Carlos, California 94070 for the following purposes:

1.	To elect two Class II directors to serve for a three-year term;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending December 31, 2003; and

3.	To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Stockholders who owned shares of our stock at the close of business on Wednesday, March 19, 2003 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available during normal business hours for ten days prior to the meeting at our headquarters located at 1501 Industrial Road, San Carlos, California 94070. A stockholder may examine the list for any legally valid purpose related to the meeting. The list also will be available during the annual meeting for inspection by any stockholder present at the meeting.

Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in the accompanying reply envelope.

For the Board of Directors of

NATUS MEDICAL INCORPORATED

TIM C. JOHNSON

President and Chief Executive Officer

San	Carlos, California

April 15, 2003

YOUR VOTE IS IMPORTANT

PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

i

NATUS MEDICAL INCORPORATED

PROXY STATEMENT FOR THE

2003 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The board of directors of Natus Medical Incorporated, a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2003 Annual Meeting of Stockholders to be held at 9:00 a.m. local time on Wednesday, May 14, 2003 at our headquarters, located at 1501 Industrial Road, San Carlos, California 94070.

This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information you may find useful in determining how to vote, and describes the voting procedures.

We use several abbreviations in this proxy statement. We may refer to our company as “Natus.” The term “proxy materials” includes this proxy statement, as well as the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2002.

We are sending the proxy materials on or about April 15, 2003 to all our stockholders as of the record date, March 19, 2003. Stockholders who owned Natus common stock at the close of business on March 19, 2003 are entitled to attend and vote at the annual meeting. On the record date, we had approximately 16,337,569 shares of our common stock issued and outstanding. We had 151 stockholders of record as of the record date and believe that our common stock is held by more than 1,200 beneficial owners.

Voting Procedures

As a stockholder, you have the right to vote on certain business matters affecting our company. The two proposals that will be presented at the annual meeting, and upon which you are being asked to vote, are discussed in the sections entitled “Proposal One” and “Proposal Two.” Each share of Natus common stock you own entitles you to one vote. The enclosed proxy card indicates the number of shares you own. You can vote by returning the enclosed proxy card and proxy in the envelope provided or by attending the annual meeting.

Every stockholder voting on Proposal One to elect two directors may cumulate such stockholder’s votes and give to one of the candidates to be elected a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder is entitled, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. No stockholder shall be entitled to cumulate votes unless such candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the annual meeting, prior to the voting, of the intention to cumulate the stockholder’s votes. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Methods of Voting

Voting by Mail.    By signing and returning the proxy card according to the enclosed instructions, you are enabling our chief executive officer and our chief financial officer, who are named on the proxy card as “proxy holders,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card, but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the nominees for Class II directors identified in Proposal One; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending December 31, 2003.

If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please submit your proxies according to the instructions on each proxy card to ensure that all of your shares are voted. We encourage you to consolidate multiple accounts by contacting your broker, if you hold your shares through a brokerage account, or otherwise through our transfer agent, EquiServe Trust Company, N.A. at (781) 575-3120. Please note that shares held in certain types of accounts cannot be consolidated with other accounts. For example, retirement and non-retirement accounts generally cannot be consolidated.

Voting in Person at the Meeting.    If you plan to attend the annual meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name, but if you wish to vote at the meeting, you will need to bring with you to the annual meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the annual meeting. In order to do this, you may either:

•	sign and return another proxy bearing a later date;

•	provide written notice of the revocation to Tim C. Johnson, our President and Chief Executive Officer, prior to the time we take the vote at the annual meeting; or

•	attend the meeting and vote in person.

Quorum Requirement

A quorum, which is a majority of our outstanding shares as of the record date, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting or if you submit a properly executed proxy card.

Votes Required for Each Proposal

The votes required and method of calculation for the proposals to be considered at the annual meeting are as follows:

Proposal One—Election of Directors.    The two Class II director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.

Proposal Two—Ratification of Deloitte & Touche LLP as Independent Accountants.    Ratification of Deloitte & Touche LLP as our independent public accountants will require the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy.

You may vote either “for” or “withhold” your vote for the director nominees. You may vote “for,” “against,” or “abstain” from voting on the proposal to ratify Deloitte & Touche LLP as our independent public accountants.

Abstentions and Broker Non-Votes

If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent public accountants, your abstention will have the same effect as a vote against the proposal.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on each of the proposals, which are all routine matters. To the extent your brokerage firm submits a broker non-vote with respect to your shares on these routine proposals, your shares will be counted as present for the purpose of determining whether a quorum exists with respect to consideration of that proposal but will not be deemed “votes cast” with respect to that proposal. Accordingly, broker non-votes will have no effect on the outcome of the vote with respect to each of the proposals.

Proxy Solicitation Costs

We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. We expect our transfer agent EquiServe Trust Company, N.A. to tabulate the proxies and act as inspector of the election.

Deadline for Receipt of Stockholder Proposals for 2004 Annual Meeting

As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission and our bylaws. Proposals of our stockholders intended to be presented for consideration at our 2004 annual meeting of stockholders must be received by us no later than December 17, 2003, in order that they may be included in the proxy statement and form of proxy related to that meeting. Additionally, the advance notice provisions of our bylaws require that any stockholder proposal be submitted in writing and received by us not less than sixty (60) days in advance of the date of our proxy statement in connection with the previous year’s annual meeting. As a result, we must receive the stockholder proposals to be raised at the 2004 annual meeting no later than February 14, 2004. However, if the date of our annual meeting is changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by a stockholder to be timely must be received a reasonable time before the solicitation is made. The advance notice must be accompanied by the information required by our bylaws. If a stockholder does not provide timely notice in accordance with our bylaws, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

SUMMARY OF PROPOSALS

The board of directors has included two proposals on the agenda for our annual meeting. The following is a brief summary of the matters to be considered and voted upon by our stockholders.

Proposal One—Election of Directors

We have a classified board of directors currently consisting of two Class I directors, James J. Bochnowski and Ken Ludlum, two Class II directors, William M. Moore and William New, Jr., M.D., Ph.D., and two Class III directors, Tim C. Johnson and David Nierenberg. Our existing Class III and Class I directors will serve until our annual meetings of stockholders to be held in 2004 and 2005, respectively, and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

The nominees for election at the annual meeting to Class II of the board of directors are William M. Moore and William New, Jr., M.D., Ph.D. If elected, Mr. Moore and Dr. New will serve as directors until the annual meeting of stockholders in 2006, and until their successors are elected and qualified or until their earlier resignation or removal. Our board of directors has nominated William M. Moore and William New, Jr., M.D., Ph.D. to serve as our Class II directors. Additional information about the election and a brief biography of each of our directors, including Mr. Moore and Dr. New, begins on page 5.

Our board of directors recommends a vote for the nominees.

Proposal Two—Ratification of Appointment of Independent Public Accountants

The second proposal is to ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending December 31, 2003. More information about this proposal begins on page 9.

Our board of directors recommends a vote to ratify the appointment of Deloitte & Touche LLP as our independent accountants.

Other Matters

Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the meeting. Our board of directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

We have a classified board of directors currently consisting of two Class I directors, James J. Bochnowski and Ken Ludlum, two Class II directors, William M. Moore and William New, Jr., M.D., Ph.D., and two Class III directors, Tim C. Johnson and David Nierenberg. The Class III and Class I directors will serve until our annual meetings of stockholders to be held in 2004 and 2005, respectively, and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

The nominees for election at the annual meeting to Class II of the board of directors are William M. Moore and William New, Jr. M.D., Ph.D. If elected, Mr. Moore and Dr. New will serve as directors until the annual meeting of stockholders in 2006, and until their successors are elected and qualified or until their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for election of Mr. Moore and Dr. New as the Class II directors. Mr. Moore and Dr. New currently serve as our directors. In the event either Mr. Moore or Dr. New is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. We are not aware that either Mr. Moore or Dr. New will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of Mr. Moore and Dr. New.

Cumulative Voting

Every stockholder voting to elect a director may cumulate such stockholder’s votes and give to one of the candidates to be elected a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder is entitled, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. In their discretion, the proxy holders may, when voting for directors, cumulate the votes represented by the proxies received. No stockholder shall be entitled to cumulate votes unless such candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the annual meeting, prior to the voting, of the intention to cumulate the stockholder’s votes. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Information Concerning the Nominees and Incumbent Directors

The following table sets forth the name and age of the nominees and each of our other directors as of March 31, 2003, the principal occupation of each and the period during which each has served as a director. Information as to the stock ownership of each of our directors and all of our current executive officers as a group is set forth below under “Principal Stockholders.”

Name	Age	Position(s) with Natus Medical	Director Since
Class II nominees:
William M. Moore	54	Director	1987
William New, Jr., M.D., Ph.D.	60	Chairman of the Board and Director	1987

Class I directors:
James J. Bochnowski	59	Director	1991
Ken Ludlum	49	Director	2002

Class III directors:
Tim C. Johnson	46	Chief Executive Officer, President, Chief Operating Officer and Director	1996
David Nierenberg	49	Director	1991

James J. Bochnowski has served as a director since August 1991. From 1988 to present, Mr. Bochnowski has been a general partner of Delphi Ventures, a venture capital firm, which he co-founded. Mr. Bochnowski holds a Bachelor of Science degree in Aerospace Engineering from the Massachusetts Institute of Technology and a Masters of Business Administration degree from Harvard University.

William M. Moore has served as a director since our inception and is one of our co-founders. From April 1989 to May 1992, Mr. Moore served as our chief executive officer. Mr. Moore has served as chief executive officer of Metasensors, Inc., a medical device company, from August 1997 to present. From June 1992 to August 1997, Mr. Moore was a general partner of Alpine Partners, a venture capital firm. Mr. Moore holds a Bachelor of Science degree in Business from the University of Utah.

William New, Jr., M.D., Ph.D., one of our co-founders, has served as our chairman and as a director since 1987. Dr. New also served as our chief technology officer from 1987 to December 2002 and our chief executive officer from 1992 to July 1999. Dr. New served as a member of the clinical anesthesia faculty at Stanford University Medical Center from 1975 to August 2000. Dr. New served as the chairman of the Board of Visitors of the Duke University Medical Center from 1994 to 1998. Dr. New was a co-founder and the chairman of Nellcor Incorporated prior to joining our company. Dr. New holds a Bachelor of Science degree and a Masters of Science degree in Engineering from Stanford University, a Doctor of Medicine degree from Duke University and a Doctorate degree in Physiology from the University of California at Los Angeles.

Tim C. Johnson has served as our chief executive officer since July 1999, as our president since March 1996, as our chief operating officer since October 1995 and as our secretary from April 1992 to March 2002. Mr. Johnson also was a controller from July 1990 to June 1991 and served as director of finance and administration from July 1991 to March 1992. In April 1992 Mr. Johnson was named vice president of finance and chief financial officer and served in that capacity until December 1997. Prior to joining Natus, Mr. Johnson served in various capacities at Cray Research, Inc. and was previously an auditor with Coopers & Lybrand. Mr. Johnson holds a Bachelor of Science degree in Accounting from the University of Minnesota and a Masters of Business Administration degree from Stanford University.

David Nierenberg has served as a director since August 1991. From January 1996 to present, Mr. Nierenberg has been the president of Nierenberg Investment Management Company, Inc., which provides investment services and is the general partner of The D3 Family Fund, a private investment partnership. From November 1986 to

December 1995, Mr. Nierenberg was a general partner of Trinity Ventures, a venture capital firm. Mr. Nierenberg also sits on the boards of directors of Mexican Restaurants, Inc., formerly Casa Ole Restaurants, Inc., and Garden Fresh Restaurant Corp., each an operator of restaurants. Mr. Nierenberg holds a Bachelor of Arts degree in History from Yale College and a Doctor of Jurisprudence degree from Yale Law School.

Ken Ludlum has served as a director since November 2002. From November 2001 to present, Mr. Ludlum has been the president of Ludlum & Co., a consulting company. From September 2000 to November 2001, Mr. Ludlum was the vice president international of Endovasix, Inc., a medical device company. From May 1996 to February 2001, Mr. Ludlum was the vice president finance and administration and chief financial officer of Perclose, Inc., a medical device company. Mr. Ludlum sits on the board of directors of several private medical companies. Mr. Ludlum holds a Bachelor of Science degree in Business from Lehigh University and a Masters of Business Administration degree from Columbia University.

There are no family relationships between any director or executive officer.

Vote Required and Board of Directors’ Recommendation

If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to the board of directors. Abstentions and broker non-votes are not counted in the election of directors. The board of directors has unanimously approved William M. Moore and William New, Jr., M.D., Ph.D. as its nominees and recommends that stockholders vote “FOR” the election of Mr. Moore and Dr. New.

Board and Committee Meetings

Our board of directors held six meetings during fiscal 2002. Our board of directors has standing audit, compensation and corporate governance and nominating committees. All of our directors attended at least 75% of the meetings of the board of directors and any applicable committee held while they were members of our board of directors or the applicable committee, except Mr. Bochnowski was unable to attend one audit committee meeting and one compensation committee meeting.

Committee	Date of Inception	Members During 2002	Committee Functions	Meetings Held in 2002
Audit	1991	James J. Bochnowski William M. Moore David Nierenberg Ken Ludlum	Reviews internal accounting procedures Recommends appointment of independent accountants Reviews results of independent audit Determines investment policy and oversees its implementation	Four
Compensation	1991	James J. Bochnowski William M. Moore David Nierenberg	Determines compensation of executive officers and directors Reviews general policies relating to compensation and benefits	Two
Corporate Governance and Nominating	2002	James J. Bochnowski William M. Moore David Nierenberg

Recommends nomination of board members

Evaluates composition, organization and governance of board and its committees

Develops and recommends to the board corporate governance policies and procedures

Reviews compliance with ethics policies

				One

The nominating committee recommends to the board of directors candidates for nomination to the board of directors. The nominating committee will consider nominees recommended by stockholders. Stockholders making such recommendations should follow the procedures outlined under “Deadline for Receipt of Stockholders Proposals for 2004 Annual Meeting.”

Director Compensation

Directors who are not also employees receive automatic option grants under our 2000 director option plan. Each new non-employee director is automatically granted an option to purchase 30,000 shares of our common stock at the time he or she is first elected to our board of directors or was a non-employee director at the time of the effectiveness of the 2000 director option plan. Each non-employee director receives a subsequent option grant to purchase 10,000 shares of our common stock at each annual meeting of our stockholders. All options granted under the director option plan are granted at the fair market value of our common stock as reported on the Nasdaq National Market on the last market trading day prior to the date of the grant. The initial 30,000 share grants become exercisable at a rate of 1/36th of the shares per month after the date of grant. The subsequent 10,000 share grants become exercisable at the rate of 1/12th of the shares per month.

In July 2001, when the 2000 director option plan became effective, each of Mr. Bochnowski, Mr. Moore and Mr. Nierenberg received an initial option to purchase 30,000 shares of our common stock at an exercise price of $11.00 per share. In November 2002, Mr. Ludlum received an initial option to purchase 30,000 shares of our common stock at an exercise price of $3.45 per share. In February 2003, Dr. New received an option to purchase 30,000 shares of our common stock at an exercise price of $3.64 per share.

In November 2002, our board of directors also determined to provide cash compensation to outside members of the board for future meetings. Each non-employee director will receive a fee of $1,500 per in-person meeting attended by the director. A fee will be paid for telephonic meetings at the discretion of the chief executive officer, which fee will not exceed $500. The chairman of the audit committee will receive a quarterly retainer of $2,000. Directors who are members of the audit committee will also receive a fee of $1,500 per committee meeting and directors who are members of the compensation committee will receive a fee of $500 per committee meeting.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees. Our compensation committee consists of Mr. Bochnowski, Mr. Moore and Mr. Nierenberg. Mr. Moore was our chief executive officer from April 1989 to May 1992. Mr. Johnson, our chief executive officer, participates in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants. He is excluded, however, from discussions regarding his own salary and incentive compensation. No interlocking relationship exists between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The board of directors has selected Deloitte & Touche LLP, independent accountants, to audit our financial statements for the fiscal year ending December 31, 2003. We expect that a representative of Deloitte & Touche LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer any appropriate questions.

Audit Fees

Audit fees billed to us by Deloitte & Touche LLP during fiscal 2002 for the audit of our consolidated annual financial statements and review of the financial statements included in our annual report on Form 10-K and quarterly reports on Form 10-Q totaled $131,000.

Financial Information Systems Design and Implementation Fees

We did not engage Deloitte & Touche LLP to provide advice to us regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

All Other Fees

Fees billed to us by Deloitte & Touche LLP during fiscal 2002 for all other non-audit services, including tax related services, totaled $2,100.

Before selecting Deloitte & Touche LLP, the audit committee carefully considered Deloitte & Touche LLP’s qualifications as independent public accountants. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The audit committee’s review also included matters to be considered under the Securities and Exchange Commission’s Rules of Auditor Independence, including the nature and extent of non-audit services, to ensure that the accountants’ independence will not be impaired. The audit committee expressed its satisfaction with Deloitte & Touche LLP in all of these respects. The audit committee of our board of directors has determined that the provision of services by Deloitte & Touche LLP other than for audit related services is compatible with maintaining the independence of Deloitte & Touche LLP as our independent public accountants.

Vote Required and Board of Directors’ Recommendation

Stockholder ratification of the selection of Deloitte & Touche LLP as our independent public accountants is not required by our bylaws or other applicable legal requirement. However, the board of directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the board of directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve this proposal. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal. The board of directors has unanimously approved this proposal and recommends that stockholders vote “FOR” the ratification of the selection of Deloitte & Touche LLP as independent public accountants.

PRINCIPAL STOCKHOLDERS

The following table provides information relating to the beneficial ownership of our common stock as of March 19, 2003 by:

•	each stockholder known by us to own beneficially more than 5% of our common stock;

•	each of our executive officers named in the summary compensation table on page 12;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined based on the rules of the Securities and Exchange Commission. The column captioned “Total Shares and Shares Underlying Exercisable Options Beneficially Owned” includes the number of shares of our common stock subject to options that are currently exercisable or will become exercisable on or before May 20, 2003. The number of shares subject to options that each beneficial owner has the right to acquire on or before May 20, 2003 is listed separately under the column “Number of Shares Underlying Options.” These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person. Percent of beneficial ownership is based upon 16,337,569 shares of our common stock outstanding as of March 19, 2003. The address for those individuals for which an address is not otherwise provided is c/o Natus Medical Incorporated, 1501 Industrial Road, San Carlos, California 94070. Unless otherwise indicated, we believe the stockholders listed have sole voting or investment power with respect to all shares, subject to applicable community property laws.

Name and Address	Number of Outstanding Shares Beneficially Owned	Number of Shares Underlying Options Exercisable on or before May 20, 2003	Total Shares and Shares Underlying Exercisable Options Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
Principal Stockholders
The Nierenberg Parties (1)	979,944	21,389	1,001,333	6.13%
19605 NE 8th Street Camas, Washington 98607

The Baupost Group, L.L.C. (2)	834,000	—	834,000	5.10%
10 St. James Avenue, Suite 2000 Boston, MA 02116

Federated Investors, Inc. (3)	1,935,300	—	1,935,300	11.85%
Federated Investors Tower Pittsburgh, PA 15222-3779

Perry Corp. (4)	4,722,400	—	4,722,400	28.91%
599 Lexington Avenue New York, NY 10022

Executive Officers and Directors
William New, Jr., M.D., Ph.D.	1,025,451	3,333	1,028,784	6.30%
Tim C. Johnson (5)	278,298	280,972	559,270	3.42%
David Nierenberg (1)	979,944	21,389	1,001,333	6.13%
James J. Bochnowski .	75,306	21,389	96,695	*
William M. Moore (6)	190,402	21,389	211,791	1.30%
Ken Ludlum	—	4,998	4,998	*
Glenn A. Bauer	—	12,500	12,500	*
Mark E. Foster (7)	32,800	44,838	77,638	*
Wade Hampton	9,089	—	9,089	*
William L. Mince	1,100	10,938	12,038	*
George R. Ryan	1,470	30,834	32,304	*
Kenneth M. Traverso (8)	147,602	82,915	230,517	1.41%
Bryan P. Flaherty	14,000	57,938	71,938	*
D. Christopher Chung	1,641	40,416	42,057	*
Lucille A. Ferus	50,666	—	50,666	*
Thomas M. Waugh	33,943	—	33,943	*
All current executive officers and directors as a group (15 persons)	2,841,712	633,849	3,745,561	22.93%

*	Less than 1%
(1)	Reflects ownership reported on a Schedule 13D filed with the Securities and Exchange Commission on February 14, 2003. Total shares beneficially owned includes 857,400 shares of common stock held by The D3 Family Fund, L.P., 18,587 shares of common stock held by The Nierenberg Family 1993 Trust, 30,857 shares of common stock held by the David and Patricia Nierenberg 1993 Irrevocable Trust, 22,600 shares of common stock held by Haredale, Ltd., a Bermuda corporation, 6,300 shares of common stock held by Toxford Corporation, a Channel Islands corporation, 10,700 shares of common stock held by James H. Hildebrandt, 20,000 shares of common stock held by Olivier Roux, 1,500 shares of common stock held by Henry Hooper, 4,500 shares of common stock held by Bruno Tiphine and 7,500 shares of common stock held by Rita & Bruno Tiphine. Mr. Nierenberg is the president of Nierenberg Investment Management Company, Inc., which is the general partner of The D3 Family Fund, L.P. Nierenberg Investment Management Company, Inc. separately manages and has voting and dispositive power over the shares of common stock held by Haredale, Ltd., Toxford Corporation, Mr. Hildebrandt, Mr. Roux, Mr. Hooper, Mr. Tiphine and Mr. & Mrs. Tiphine. The D3 Family Fund, L.P. disclaims beneficial ownership of all shares of our common stock except those held in its name. Nierenberg Investment Management Company, Inc. disclaims beneficial ownership of all shares of our common stock, except to the extent of its pecuniary interest in The D3 Family Fund, L.P. Mr. Nierenberg disclaims beneficial ownership of all shares of our common stock, except his option to purchase our common stock, the shares held by the David and Patricia Nierenberg 1993 Revocable Trust, The Nierenberg Family 1993 Trust and to the extent of his pecuniary interest in The D3 Family Fund, L.P.
(2)	Reflects ownership reported on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2003.
(3)	Reflects ownership reported on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003. The number of shares indicated represent shares beneficially owned by registered investment companies and separate accounts advised by subsidiaries of Federated Investors, Inc. that have been delegated the power to direct investments and power to vote the securities by the registered investment companies’ board of trustees or directors and by the separate accounts’ principals. All of the voting securities of Federated Investors, Inc. are held in the Voting Shares Irrevocable Trust (“Trust”), the trustees of which are John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue (“Trustees”). In accordance with Rule 13d-4 under the 1934 Act, the Trust, Trustees and parent holding company declare that the filing of this statement should not be construed as an admission that any of the investment advisers, parent holding company, Trust and Trustees are beneficial owners (for the purposes of Sections 13(d) and/or 13(g) of the Act) of any securities covered by this statement, and such advisers, parent holding company, Trust and Trustees expressly disclaim that they are the beneficial owners of such securities.
(4)	Reflects ownership reported on a Form 4 and a Schedule 13D/A filed with the Securities and Exchange Commission on March 14, 2003. Represents shares beneficially owned by Perry Corp. (“Perry”) and Richard C. Perry through his position as sole stockholder of Perry. In February 2003, we entered into a voting agreement (the “Voting Agreement”) with Perry. As of March 19, 2003, Perry owned 28.91% of our outstanding shares of common stock. Perry entered into the Voting Agreement in anticipation of purchasing from a third party an additional 1,000,000 shares of our common stock (the “Additional Shares”). Until such time as Perry no longer owns in excess of 4,348,400 shares of our common stock (subject to adjustment for stock splits, dividends and the like) (the “Investor Shares”), any shares of common stock held by Perry in excess of the number of Investor Shares will be deemed to be Subject Shares for purposes of the Voting Agreement. Pursuant to the Voting Agreement, so long as Perry holds or beneficially owns more than 29% of our outstanding common stock, Perry will vote the Additional Shares in the same manner and in proportion to all other shares of common stock present at each annual or special meeting (for purposes of determining the manner and proportion of other shares, the Investor Shares will be excluded). In addition, for a period of one year from the date of the Voting Agreement, if Perry acquires Additional Shares, Perry will vote all Investor Shares in accordance with the recommendation of our board of directors. The Voting Agreement will terminate on the earliest of the following dates: (i) the date that Perry owns a number of shares of common stock that is equal to or less than the number of the Investor Shares and upon which date Perry provides notice to us of such fact, (ii) the date of the closing of a sale, lease, or other disposition of all or substantially all of our assets or our merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of our outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power (determined on an as-converted basis) of the corporation or other entity surviving such transaction, (iii) the date that is the 10 year anniversary of the execution of the Voting Agreement or (iv) the date as of which we and Perry agree in writing to terminate the Voting Agreement.
(5)	Includes 27,600 shares of common stock held by Mr. Johnson as a custodian for his children.
(6)	Includes 184,592 shares of common stock held by Mr. Moore’s family trust and 3,150 shares held by Mrs. Moore.
(7)	Includes 32,800 shares of common stock held by Mr. Foster’s retirement trust.
(8)	Includes 10,500 shares of common stock held by Mr. Traverso’s IRA, 8,572 shares of common stock held by Mr. Traverso’s family trust and 4,100 shares held by Mrs. Traverso’s IRA.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth certain information regarding the compensation of our Chief Executive Officer and our four next most highly compensated executive officers for 2002 for services rendered in all capacities for the years indicated.

Name and Principal Position	Fiscal Year	Annual Compensation			Long-Term Compensation Awards	All Other Compensation
		Salary	Bonus/ Commission		Securities Underlying Options(#)
Tim C. Johnson	2002	$280,000	$—		50,000	$—
Chief Executive Officer, President,	2001	264,231	10,000		—	—
Chief Operating Officer and Director	2000	255,700	14,120	(1)	200,000	—

William New, Jr., M.D., Ph.D. (2)	2002	$214,462	$—		—	$—
Chairman and Director	2001	193,173	—		30,000	—
	2000	188,300	—		—	2,900	(3)

Lucille A. Ferus (4)	2002	$236,065	$—		—	$—
Vice President, Engineering	2001	165,294	7,500		—	—
	2000	162,700	—		40,000	—

Thomas M. Waugh (5)	2002	$192,833	$—		—	$—
Vice President, Operations	2001	163,173	—		40,000	—
Chief Financial Officer	2000	150,011	—		60,000	—

Kenneth M. Traverso	2002	$154,615	$46,026		75,000	$—
Vice President, Worldwide Sales	2001	145,000	54,000	(6)	10,000	—
	2000	33,500	13,880	(6)	100,000	—

Bryan P. Flaherty	2002	$146,635	$—		31,000	$—
Vice President, Research and Development	2001	129,816	—		—	—
	2000	118,029	—		40,000	—

Wade Hampton (7)	2002	$140,940	$39,250		—	$—
Vice President, International Sales and Marketing	2001	18,936	—		80,000	—

(1)	Bonus/commission income for 2000 consists of a bonus of $5,000, which was earned and paid in 2000 and a bonus of $9,120, which was earned in 2000 and paid in 2001.
(2)	Dr. New served as our Chief Technology Officer until December 31, 2002.
(3)	Consists of excess premiums for life and health insurance paid by us for Dr. New and his family.
(4)	Ms. Ferus resigned as our Vice President, Engineering effective September 30, 2002.
(5)	Mr. Waugh resigned as our Vice President, Operations effective December 11, 2002.
(6)	Bonus/commission income for 2001 consists of commissions of which (i) $36,700 was earned and paid in 2001; and (ii) $17,300 was earned in 2001 and paid in 2002. Bonus/commission income for 2000 consists of commissions, which were earned in 2000 and paid in 2001.
(7)	Mr. Hampton resigned as our Vice President, International Sales and Marketing effective January 31, 2003.

Option Grants in 2002

The following table provides information relating to options to purchase common stock granted to each of the executive officers named in the compensation table above during 2002. These options were granted under our 2000 stock option plan and have a term of 10 years, subject to earlier termination in the event the optionee’s services to us cease.

The exercise price of the options we grant is equal to the fair market value of our common stock as measured by the closing sales price of our common stock in trading on the Nasdaq National Market on the last market trading day prior to the date of grant. The exercise price may be paid by cash or check, promissory note or surrender of shares of our common stock owned by the optionee for more than six months. Alternatively, optionees may exercise their shares under a cashless exercise program. Under this program, the optionee may provide irrevocable instructions to sell the shares acquired on exercise and to remit to us a cash amount equal to the exercise price and all applicable withholding taxes. Generally, the options granted under our 2000 stock option plan to other than new employees vest in equal monthly installments over a four year period, as long as the optionee continues to provide employment or consulting services to us.

The potential realizable value of options is calculated by assuming that the price of our common stock increases from the exercise price at assumed rates of stock appreciation of 5% and 10%, compounded annually over the 10 year term of the option, and subtracting from that result the total option exercise price. These assumed appreciation rates comply with the rules of the Securities and Exchange Commission and do not represent our prediction of the performance of our stock price.

During 2002, we granted options to acquire 959,248 shares of common stock to employees and consultants under our 2000 stock option plan and our 2000 supplemental option plan. Of these options, we granted options to acquire 532,100 shares of common stock with a weighted average exercise price of $3.80 to all of our current executive officers, including the executive officers named in the table below, and options to acquire 427,148 shares of common stock with a weighted average exercise price of $3.78 to our employees who are not executive officers.

	Individual Grants				Potential Realizable Values at Assumed Annual Rates of Stock Price Appreciation for Options Term
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2002	Exercise Price Per Share	Expiration Date	5%	10%
Tim C. Johnson	50,000	5.2%	$3.45	11/12/12	$108,484	$274,920
William New, Jr., M.D., Ph.D.	—	—	—	—	—	—
Lucille A. Ferus	—	—	—	—	—	—
Thomas M. Waugh	—	—	—	—	—	—
Kenneth M. Traverso	15,256	1.6%	$4.149	06/14/12	$39,807	$100,879
	9,744	1.0%	$4.149	06/14/12	$25,425	$64,432
	23,958	2.5%	$3.45	11/12/12	$51,981	$131,731
	26,042	2.7%	$3.45	11/12/12	$56,503	$143,190
Bryan P. Flaherty	5,000	0.5%	$3.45	11/12/12	$10,848	$27,492
	26,000	2.7%	$3.45	11/12/12	$56,412	$142,959
Wade Hampton	—	—	—	—	—	—

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information relating to option exercises by the executive officers identified in the summary compensation table during 2002. In addition, it indicates the number and value of vested and unvested options held by these executive officers as of December 31, 2002.

The “Realized Value” on option exercises is equal to the difference between the fair market value of our common stock on the date of exercise less the exercise price. For exercises that occurred prior to our initial public offering in July 2001, we have assumed that the fair market value on the date of the exercise was equal to the initial public offering price of $11.00 per share. The “Value of Unexercised In-the-Money Options at December 31, 2002” is based on $3.99 per share, the closing sales price of our common stock in trading on the Nasdaq National Market on December 31, 2002, less the exercise price, multiplied by the aggregate number of shares subject to outstanding options.

Name	Shares Acquired on Exercise	Realized Value	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002
			Exercisable(#)	Unexercisable	Exercisable(#)	Unexercisable
Tim C. Johnson	—	—	253,597	124,250	$603,163	$94,382
William New Jr., M.D., Ph.D.	—	—	8,750	21,250	—	—
Lucille A. Ferus	68,301	$152,041	—	—	—	—
Thomas M. Waugh	60,000	$10,000	95,000	—	$136,950	—
Kenneth M. Traverso	—	—	80,832	104,168	$3,375	$23,625
Bryan P. Flaherty	—	—	50,291	40,709	$113,981	$43,409
Wade Hampton	—	—	29,167	70,833	—	—

Employment Agreements and Change in Control Arrangements

In November 2002, we entered into an employment agreement with Tim C. Johnson, our president, chief executive officer and chief operating officer. Under the terms of the agreement, should Mr. Johnson’s employment with us terminate other than for cause, death or disability, Mr. Johnson shall be entitled to (i) receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his base salary rate, for a period of eighteen months from the date of such termination, (ii) the immediate vesting and exercisability of 100% of the shares subject to all of Mr. Johnson’s stock options to purchase our common stock outstanding on the date of such termination and (iii) continued payment by us of the COBRA benefits through the lesser of (x) eighteen months from the effective date of such termination, (y) the date upon which Mr. Johnson and Mr. Johnson’s eligible dependents become covered under similar plans, or (z) the date Mr. Johnson no longer constitutes a “Qualified Beneficiary” (as such term is defined in Section 4980B(g) of the Internal Revenue Code of 1986, as amended); provided, however, that Mr. Johnson will be solely responsible for electing such coverage within the required time periods.

In November 2002, we entered into an employment agreements with our executive officers, Glenn A. Bauer, Bryan P. Flaherty, Mark E. Foster, Wade Hampton, William L. Mince, George R. Ryan, Kenneth M. Traverso and with D. Christopher Chung in March 2003. Under the terms of the agreement, should an officer’s employment with us terminate other than for cause, death or disability, the officer shall be entitled to (i) receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his base salary rate, as then in effect, for a period equal to nine months, plus one month for each twelve months of employment, up to a maximum of one year from the date of such termination, to be paid periodically in accordance with our normal payroll policies; (ii) the immediate vesting and exercisability of 100% of the shares subject to all of the officer’s stock options to purchase our common stock outstanding on the date of such termination and (iii) continued payment by us of the COBRA benefits through the lesser of (x) eighteen months from the effective date of such termination, (y) the date upon which the officer and the officer’s eligible dependents become covered under similar plans, or (z) the date the officer no longer constitutes a “Qualified Beneficiary” (as such term is defined in Section 4980B(g) of the Internal Revenue Code of 1986, as amended); provided, however, that the officer will be solely responsible for electing such coverage within the required time periods. The base salaries for our executive officers are as follows: Tim C. Johnson, $280,000; Glenn A. Bauer, $190,000; Wade Hampton, $200,000; George R. Ryan, $175,000; Mark E. Foster, $175,000; William L. Mince, $165,000; Bryan P. Flaherty, $155,000; D. Christopher Chung, $150,000; and Kenneth M. Traverso, $200,000.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the board of directors on compensation shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

During 2002, executive compensation matters were approved by the compensation committee of the board of directors. The compensation committee operates under a written charter adopted by the board of directors in July 2000. The following is the report of the compensation committee with respect to compensation during 2002.

General Compensation Philosophy

The primary objectives of the executive compensation policies of the compensation committee include the following:

•	To attract, motivate and retain a highly qualified executive management team;

•	To link executive compensation to our financial performance as well as to defined individual management objectives established by the compensation committee;

•	To compensate competitively with the practices of similarly situated technology companies; and

•	To create management incentives designed to enhance stockholder value.

Natus competes in an aggressive and dynamic industry and, as a result, the compensation committee believes that finding, motivating, and retaining quality employees, particularly senior managers, sales personnel and technical personnel are important factors to Natus’ future success. The compensation philosophy of the compensation committee seeks to align the interests of stockholders and management by tying compensation to Natus’ financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of appreciation of stock options and in certain instances restricted stock granted to Natus’ principal executive officers.

Cash Compensation

Natus seeks to provide cash compensation to its executive officers, including base salary and bonus, at levels that are commensurate with cash compensation of executives with comparable responsibility at similarly situated technology companies. Annual increases in base salary are determined on an individual basis based on market data and a review of the officer’s performance and contribution to various individual, departmental and corporate objectives. Cash bonuses are intended to provide additional incentives to achieve such objectives.

The salaries and cash bonuses of each of Natus’ executive officers, other than the chief executive officer, were determined by the compensation committee, upon the recommendation of the chief executive officer. The chief executive officer’s base salary was determined by the compensation committee. Tim C. Johnson has served as Natus’ chief executive officer since July 1999. The board of directors set Mr. Johnson’s base annual salary for 2002 at $280,000.

In addition to annual salary, cash bonuses for the chief executive officer and the chief financial officer are based on various performance targets established by the compensation committee. Cash bonuses may also be earned by operational vice presidents based on their divisional financial performance.

Based on a review of public company proxy data and other relevant market data, the compensation committee believes that cash compensation paid to Natus’ executive officers, including the chief executive officer, was generally consistent with amounts paid to officers with similar responsibilities at similarly situated medical device companies. We note that competition for qualified management and technical personnel in Natus’

industry is intense, and we expect such competition to remain intense for the foreseeable future. As a result, in order to insure access to qualified personnel, the compensation committee believes that it will continue to be necessary to provide compensation packages, consisting of cash compensation and equity incentives, that are at least competitive with, and in certain instances superior to, compensation paid by other similarly situated medical device companies.

Equity-Based Compensation

Natus provides long term incentives through its 2000 stock option plan. Prior to Natus’ July 2001 initial public offering, Natus provided long-term incentives through its 1991 stock option plan and its 2000 supplemental stock option plan. Stock options are periodically granted under the 2000 stock option plan to provide additional incentive to executives and other employees to maximize long-term total return to our stockholders. Stock options are a particularly strong incentive, because they are valuable to employees only if the fair market value of our common stock increases above the exercise price, which is set at the fair market value of our common stock on the date the option is granted. In addition, employees must remain employed with us for a fixed period of time in order for the options to vest fully. Options generally vest over a four year period to encourage option holders to continue in our employ.

All of the options granted to our executive officers in 2002 were approved by the compensation committee. With respect to options granted to Natus’ executive officers, the compensation committee considers in making its determination as to the size of the option grant the executive’s position with Natus, the executive’s individual performance, the number of options held (if any) and the extent to which those options are vested, and any other factors that the committee may deem relevant.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to our chief executive officer and to each of the other four most highly-compensated executive officers. Natus may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including stockholder approval). Natus has adopted a policy that, where reasonably practicable, Natus will seek to qualify variable compensation paid to its executive officers for an exemption from the deductibility limitations of 162(m).

Respectfully submitted by:

THE COMPENSATION COMMITTEE

JAMES J. BOCHNOWSKI

WILLIAM M. MOORE

DAVID NIERENBERG

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the audit committee of the board of directors shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The audit committee of the board of directors is composed of three independent directors, as determined under the applicable rules of the National Association of Securities Dealers. The board of directors appointed the members of the audit committee. The members of the audit committee at December 31, 2002 were Ken Ludlum, William M. Moore and David Nierenberg.

The audit committee operates under a written charter adopted by the board of directors in September 2000 and amended March 27, 2003, which is attached hereto as Annex A. The purpose of the audit committee is to monitor and review Natus’ financial controls and financial reporting process. The committee provides the board of directors with the results of the committee’s examinations and recommendations, outlines to the board of directors improvements made or to be made in internal accounting controls, nominates independent public accountants and provides the board of directors with any additional information and materials as the committee may deem necessary to make the board of directors aware of significant financial matters that require the board of directors’ attention. The audit committee does not conduct auditing reviews or procedures. The audit committee relies on management’s representation that Natus’ financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on Natus’ financial statements.

On July 30, 2002, the Sarbanes-Oxley Act was signed into law. On November 4, 2002, the audit committee met with representatives of management, legal counsel and our independent accountants to further understand the provisions of the Sarbanes-Oxley Act. We also reviewed processes that already are in place as well as those that will be implemented to comply with the requirements of the Sarbanes-Oxley Act as they become effective.

The audit committee has met and held discussions separately and jointly with each of management and Deloitte & Touche LLP, Natus’ independent public accountants for 2002. Management represented to the audit committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. The audit committee has reviewed and discussed the consolidated financial statements with management and the independent public accountants. The audit committee also discussed with Deloitte & Touche LLP those matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380).

Deloitte & Touche LLP provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed with the independent public accountants that firm’s independence.

Based on the audit committee’s discussions with management and the independent public accountants and the audit committee’s review of the representations of management and the report of the independent public accountants to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in Natus’ annual report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Respectfully submitted by:

THE AUDIT COMMITTEE

KEN LUDLUM

WILLIAM M. MOORE

DAVID NIERENBERG

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms that we have received, or written representations from reporting persons, we believe that, except as described below, during the fiscal year ending December 31, 2002 all executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements. Glenn A. Bauer, our chief financial officer, was late in filing a Form 4 that disclosed an option granted to him under our 2000 stock option plan. Mr. Bauer has since made the required filing. Bryan P. Flaherty, our vice president of research and development, was late in filing a Form 4 that disclosed his sale of shares as issued pursuant to our 2000 employee stock purchase plan. Mr. Flaherty has since made the required filing. William H. Lawrenson, our former chief financial officer, was late in filing a Form 4 that disclosed one transaction in which Mr. Lawrenson exercised stock options. Mr. Lawrenson has since made the required filing.

RELATED PARTY TRANSACTIONS

In February 1999, in connection with the purchase of his home, we loaned Tim C. Johnson, our president and chief executive officer, $250,000 under a secured, promissory note at the rate of 4.62%, compounded monthly. Mr. Johnson repaid the promissory note in full with interest in March 1999. Upon repayment, we provided a $310,000 certificate of deposit as collateral to a commercial bank against a five year loan due in March 2004 to Mr. Johnson for $250,000, which he had received from that bank. The amount of the certificate of deposit we provided represents the amount which, when combined with interest on the certificate of deposit, will be due from Mr. Johnson to the commercial bank at the end of the term of his loan. Interest earned on the initial balance of the certificate of deposit we pledged also becomes collateral for Mr. Johnson’s loan. The total collateral we pledged was equal to $334,000 as of December 31, 2002. Mr. Johnson has pledged 26,688 shares of our common stock that he owns to us to provide us a security interest in the event our collateral is not released by the bank. We have no recourse against Mr. Johnson other than the pledged shares in the event he defaults.

In March 2002 we entered into an agreement with Terese M. Baker, our former vice president, marketing, in connection with her resignation from employment with us. Pursuant to the agreement, Ms. Baker remained an employee on a paid leave of absence through the end of May 2002. In connection with Ms. Baker’s termination, we fully accelerated the vesting of options to purchase 23,000 shares of our common stock with a weighted average exercise price of $1.63 held by Ms. Baker.

In September 2002 we entered into an agreement with Thomas M. Waugh, our former vice president, operations, in connection with his resignation from employment with us. Pursuant to the agreement, Mr. Waugh remained an employee on a paid leave of absence through the end of November 2002 and used accrued but unused paid time off through December 11, 2002. In connection with Mr. Waugh’s termination, we fully accelerated the vesting of options to purchase 100,000 shares of our common stock with a weighted average exercise price of $1.50 held by Mr. Waugh.

In October 2002 we entered into an agreement with Lucille A. Ferus, our former vice president, engineering, in connection with her resignation from employment with us. In connection with Ms. Ferus’ termination, we fully accelerated the vesting of options to purchase 68,301 shares of our common stock with a weighted average exercise price of $1.28 held by Ms. Ferus.

In February 2003, we entered into a voting agreement (the “Voting Agreement”) with one of our stockholders, Perry Corp. (“Perry”). As of March 19, 2003, Perry owned 28.91% of our outstanding shares of common stock. Perry entered into the Voting Agreement in anticipation of purchasing from a third party an additional 1,000,000 shares of our common stock (the “Additional Shares”). Until such time as Perry no longer owns in excess of 4,348,400 shares of our common stock (subject to adjustment for stock splits, dividends and the like) (the “Investor Shares”), any shares of common stock held by Perry in excess of the number of Investor Shares will be deemed to be Subject Shares for purposes of the Voting Agreement. Pursuant to the Voting Agreement, so long as Perry holds or beneficially owns more than 29% of our outstanding common stock, Perry will vote the Additional Shares in the same manner and in proportion to all other shares of common stock present at each annual or special meeting (for purposes of determining the manner and proportion of other shares, the Investor Shares will be excluded). In addition, for a period of one year from the date of the Voting Agreement, if Perry acquires Additional Shares, Perry will vote all Investor Shares in accordance with the recommendation of our board of directors. The Voting Agreement will terminate on the earliest of the following dates: (i) the date that Perry owns a number of shares of common stock that is equal to or less than the number of the Investor Shares and upon which date Perry provides notice to us of such fact, (ii) the date of the closing of a sale, lease, or other disposition of all or substantially all of our assets or our merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of our outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power (determined on an as-converted basis) of the corporation or other entity surviving such transaction, (iii) the date that is the 10 year anniversary of the execution of the Voting Agreement or (iv) the date as of which we and Perry agree in writing to terminate the Voting Agreement.

COMPANY PERFORMANCE

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of our common stock shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The registration statement covering our initial public offering became effective July 19, 2001, and our common stock began trading on the Nasdaq National Market on July 20, 2001. The following graph shows a comparison, from July 19, 2001 through December 31, 2002, of cumulative total return for our common stock, the Nasdaq Composite Index and the Standard & Poor’s 500 Health Care Equipment Index. Such returns are based on historical results and are not intended to suggest future performance. Data for the Nasdaq Composite Index and the Standard & Poor’s 500 Health Care Equipment Index assume reinvestment of dividends. We have never paid dividends on our common stock and have no present plans to do so.

Comparison of Cumulative Total Return

Among Natus, the Nasdaq Composite Index and the

Standard & Poor’s 500 Health Care Equipment Index

Assumes $100 invested on July 19, 2001 in our common stock or on 6/30/01 in index—including reinvestment of dividends. Fiscal year ending December 31.

OTHER MATTERS

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

It is important that your shares be represented at the annual meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

THE BOARD OF DIRECTORS OF

NATUS MEDICAL INCORPORATED

Dated:	March 24, 2003

ANNEX A

CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

OF NATUS MEDICAL INCORPORATED

PURPOSE: The purpose of the Audit Committee of the Board of Directors of Natus Medical Incorporated (the “Company”) shall be to:

•	Oversee the accounting and financial reporting and disclosure processes of the Company and audits of the financial statements of the Company;

•	Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with financially oriented legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting, financial and disclosure controls;

•	Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:    The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

•	Each member will be an independent director, as defined in (i) NASDAQ Rule 4200 and (ii) the rules of the SEC;

•	Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

•	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:    The responsibilities of the Audit Committee shall include:

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	Pre-approving audit and non-audit services provided to by the independent auditors the Company (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

•	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may affect independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors’ peer review conducted every three years; (iv) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

•	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC; and directing the Company’s independent auditors to review, before filing with the SEC, the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited annual and quarterly operating results in the Company’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

•	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	Reviewing the Company’s compliance with employee benefit plans;

•	Overseeing and reviewing the Company’s policies regarding information technology and management information systems;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

•	Reviewing and approving in advance any proposed related party transactions;

•	Reviewing its own charter, structure, processes and membership requirements;

•	Prepare the report that the rules of the Securities and Exchange Commission require be included in the Company’s annual proxy statement;

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	Maintaining written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

MEETINGS:

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Audit Committee under this charter.

COMPENSATION:

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

FUNDING:

The Audit Committee shall have the authority to engage independent counsel and other advisers as it deems necessary to carry out its duties. In this connection, it shall determine the appropriate amount of funding for payment of compensation to (i) the registered public accounting firm employed by the Company, and (ii) any advisers employed by the audit committee, and shall so inform the Board of Directors.

2075-PS-03

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PROXY

NATUS MEDICAL INCORPORATED

PROXY FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Natus Medical Incorporated, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 15, 2003, and hereby appoints Tim C. Johnson and Glenn A. Bauer, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of Natus Medical Incorporated to be held on Wednesday, May 14, 2003, at 9:00 a.m. local time at the Company’s headquarters located at 1501 Industrial Road, San Carlos, California 94070 and any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE LISTED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS FOR THE 2003 FISCAL YEAR.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

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☒	Please mark votes as in this example.

1.	ELECTION OF DIRECTORS:

Nominees: (01) William M. Moore

  (02) William New, Jr., M.D., Ph.D.

FOR the nominee listed above	WITHHOLD AUTHORITY to vote for the nominee listed above
☐	☐	☐ For all nominees except as noted above

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS NATUS MEDICAL INCORPORATED’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003:

☐  FOR                                          ☐  AGAINST                                          ☐  ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter(s) that may properly come before the meeting and at any adjournment(s) or postponement(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT               ☐

Each of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) or postponement(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

This Proxy should be marked, dated, signed by the stockholder(s) exactly as his, her or its name appears herein, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate and include title and authority. If shares are held by joint tenants or as community property, both should sign. Corporations and other entities should provide the title of the authorized officer signing the proxy.

Signature:                                     Date:                             Signature:                                     Date: